Ciro E. Adams, CPA
2 Barry Drive
P.O. Box 306
Mantua, NJ 08051-0306
856-468-7300

                                                June 25, 2003

Robert J. Allen, Audit Committee Chairperson
BounceBackTechnologies.com, Inc.
150 Regent Drive
Branson, MO 65616-3460

Re:   Auditor Resignation
      Attachment to Amendment No. 3 of Form 10-QSB
      BounceBackTechnologies.com, Inc.
      Commission File Number: 0-22242

Dear Bob:

I have read the response to Item 5 of Amendment No. 3 of Form 10-QSB for the event that occurred on February 18, 2003, filed by BounceBackTechnologies.com, Inc. on June 11, 2003. I agree with the statements made in response to that Item.

                                                Very truly yours,

                                                /s/ Ciro E. Adams
                                                Ciro E. Adams
                                                Certified Public Accountant

cc: John J. Pilger, President, CEO and CFO
BounceBackTechnologies.com, Inc.

Division of Corporate Finance
Securities and Exchange Commission
Mail Stop 0305
450 Fifth Street, N.W.
Washington, D.C. 20549